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                                                                      Exhibit 16


[EISNER LOGO]                                  Eisner LLP
                                               Accountants and Advisors

                                               750 Third Avenue
                                               New York, NY 10017-2703
                                               Tel 212.949.8700 Fax 212.891.4100
                                               www.eisnerllp.com

June 6,2003


Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549

Madame and Gentlemen:

We have read item 4 of General Media, Inc.'s Form 8-K dated May 29, 2003, a copy of which the registrant had provided to us on June 2, 2003. We are in agreement with the statements regarding our firm except that our report on our audit of General Media, Inc.'s financial statements for the year ended December 31, 2002 included both an explanatory paragraph to reflect the conclusion that substantial doubt exists about the entity's ability to continue as a going concern and an emphasis of matter paragraph regarding the Registrant's debt obligation, we did not qualify our opinion.

We have no basis to agree or disagree with the statements of the Registrant regarding Weinberg and Company, P.A. and Grant Thornton LLP.

/s/ Eisner LLP

Eisner LLP